UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2005

INTERVIDEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49809	94-3300070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46430 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 651-0888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2005, InterVideo, Inc. entered into a DVD Playback Technology License Agreement with Microsoft Corporation pursuant to which InterVideo granted to Microsoft a worldwide right and license to use, copy, create derivative works of, publicly perform or display, import, broadcast, transmit, offer to sell, sell, have sold, rent, lease, lend, transfer or otherwise distribute certain key components of InterVideo’s DVD, audio and video decoding technology. InterVideo agreed to make support services available to Microsoft for one year following the date of the Agreement. Notwithstanding the foregoing, all technologies previously licensed to Microsoft for use in the Xbox 360 video game and entertainment system (the “Xbox Agreement”) shall not be subject to this Agreement but shall remain subject to the terms of the Xbox Agreement.

The summary of the Agreement described above is qualified by reference to the DVD Playback Technology License Agreement, which will be filed with the Company’s Form 10-Q for the period ended June 30, 2005. The parties will issue a joint press release regarding the transaction contemplated by the Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.

By:	/s/ Randall Bambrough
Randall Bambrough Chief Financial Officer

Date: July 5, 2005

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